SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2002

                        Commission File Number: 000-28005

                             MetaSource Group, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               88-0422028
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(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

Suite 2300, 1066 West Hastings Street,
Vancouver, British Columbia, Canada                                     V6E 3X2
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(Address of principal executive offices)                             (Zip Code)

                                 (604) 608-1610
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              (Registrant's Telephone Number, Including Area Code)


                          CobraTech International, Inc.
                          -----------------------------
                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)







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Item 5. Other Events and Regulation FD Disclosure.

Name Change. On April 22, 2002, the Registrant's Board of Directors approved, subject to shareholder approval, an amendment to the Registrant's Articles of Incorporation to change its name to MetaSource Group, Inc. On April 22, 2002, one shareholder, who individually owns in excess of the required majority of the Registrant's outstanding common stock necessary for the adoption of the action, approved those actions taken by written consent.

On May 28, 2002, the Registrant filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada changing its name to MetaSource Group, Inc. The full text of the proposed amendments to the Articles of Incorporation is attached hereto as Exhibit 3.4.

The Registrant changed its name because it intends to acquire a currently privately held Delaware corporation named Meta Source Systems, Inc. ("MSS") by merging (the "Merger") MSS with and into the Registrant's wholly owned subsidiary, Meta Source Acquisition Corp., a Delaware corporation, which will be the surviving corporation. If and when the Merger closes, on the day of such closing, the Registrant will issue a report on Form 8-K that contains full disclosure about the combined entities including audited financial statements, pro forma financial statements and full narrative disclosure similar to the disclosure found in a registration statement.

Change in Authorized Capital. The Certificate of Amendment to the Registrant's Articles of Incorporation also included the following:

(i) an amendment to increase the authorized number of shares of common stock, $.001 par value per share, from 25,000,000 to 100,000,000; and

(ii) an amendment to authorize 10,000,000 shares of preferred stock, $.001 par value per share.

The Registrant's purpose of increasing the number of authorized shares of common stock and authorizing preferred stock is to provide additional authorized shares which will be issued to fulfill possible future financings, and for acquisitions and such other corporate purposes as the board of directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under the Registrant's employee benefit plans. The increase in the number of authorized shares of common stock and authorization of preferred stock would enable the Registrant to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Reverse Split. On April 22, 2002, the Registrant's Board of Directors approved, subject to shareholder approval, reverse split of the Registrant's issued and outstanding common stock on a 1 for 1.8773 basis. On April 22, 2002, one shareholder who individually owns in excess of the required majority of the Registrant's outstanding common stock necessary for the adoption of the action, approved the action taken by written consent. On May 28, 2002, the reverse split of the Registrant's issued and outstanding common stock on a 1 for 1.8773 basis became effective.

The Registrant's purpose for the reverse stock split is to increase the marketability and liquidity of the common stock and reduce the number of issued and outstanding shares of its common stock prior to the Merger between MSS and the Registrant's wholly owned subsidiary, Meta Source Acquisition Corp., a Delaware corporation. As a result of the reverse stock split, each 1.8773 shares of the Registrant's issued and outstanding common stock will automatically be reduced to one (1) fully paid and nonassessable share of common stock, $0.001 par value per share. Fractional shares will be rounded upward.

Change of Symbol and CUSIP Number. Commensurate with the name change and the reverse split, Registrant also changed its symbol and CUSIP Number. Therefore, the Registrant's CUSIP Number has changed from 19104Y-10-0 to 59139R-10-0. Effective on the open of business on May 28, 2002, the Registrant's symbol changed from COBB to "MSGR".


Index to Exhibits

3.4      Certificate of Amendment to Articles of Incorporation


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           CobraTech International, Inc.


May 28, 2002                         By:   /s/  Joe Cheung
                                           ------------------------------------
                                           Joe Cheung, President